Exhibit (14)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Charles Street Trust: Fidelity Global Balanced Fund, of our report dated December 15, 2016, on the financial statements and financial highlights included in the October 31, 2016 Annual Report to Shareholders of Fidelity Charles Street Trust: Fidelity Global Balanced Fund.

We further consent to the references to our Firm under the headings “Experts” and “Additional Information About the Funds” in the Proxy/Prospectus and to the references to our Firm under the headings “Financial Highlights” in the December 30, 2016 Prospectus and “Independent Registered Public Accounting Firm” in the December 30, 2016 Statement of Additional Information for Fidelity Charles Street Trust: Fidelity Asset Manager 60% and Fidelity Charles Street Trust: Fidelity Global Balanced Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Boston, Massachusetts

November 29, 2017